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                                                                   Exhibit 23(v)



                                 August 5, 1998


General Signal Corporation
One High Ridge Park
P.O. Box 10010
Stamford, CT 06904

         We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of General Signal Corporation as Annex C to the Joint Proxy Statement/Prospectus and (ii) the reference to such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           LAZARD FRERES & CO. LLC


                                           By  /s/ J. Robert Lovejoy
                                             -------------------------
                                             J. Robert Lovejoy
                                             Managing Director